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                 CORPORATE GUARANTEE AND SUBORDINATION AGREEMENT


     THIS CORPORATE GUARANTEE AND SUBORDINATION AGREEMENT ("Guarantee") is made as of November 23, 1998, by and between RAINTREE RESORTS INTERNATIONAL, INC., a Nevada corporation ("Guarantor") and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender").

     W I T N E S S E T H:

     WHEREAS, Lender is contemplating entering into a Loan and Security Agreement (such Loan and Security Agreement, and any and all amendments, modifications, supplements, riders, exhibits and schedules that are attached thereto and may hereafter be attached thereto being hereinafter collectively referred to as the "Agreement") with CR RESORTS CANCUN, S. de R.L. de C.V., a Mexican limited responsibility corporation with variable capital; CR RESORTS LOS CABOS, S. de R.L. de C.V., a Mexican limited responsibility corporation with variable capital; CR RESORTS PUERTO VALLARTA, S. de R.L. de C.V., a Mexican limited responsibility corporation with variable capital; CORPORACION MEXITUR, S.A. de C.V., a Mexican corporation with variable capital; CR RESORTS CANCUN TIMESHARE TRUST, S. de R.L. de C.V., a Mexican limited responsibility corporation with variable capital; CR RESORTS CABOS TIMESHARE TRUST, S. de R.L. de C.V., a Mexican limited responsibility corporation with variable capital, and CR RESORTS PUERTO VALLARTA TIMESHARE TRUST, S. de R.L. de C.V., a Mexican limited responsibility corporation with variable capital, (individually, collectively, jointly and severally, "Borrower") to be dated as of the date hereof, whereby Lender will lend to Borrower the sum of money ("Loan") as therein set forth, to be evidenced by a promissory note ("Note") as called for in the Agreement, which Loan is to be secured by the collateral ("Collateral") described therein; and

     WHEREAS, Guarantor is an affiliate of Borrower as set forth in paragraph 4.1(b) of this Guarantee and will benefit from the execution and delivery of the Agreement by and between Borrower and Lender and the making of the Loan; and

     WHEREAS, Lender is willing to enter into the Agreement with, and make the Loan to, Borrower only if Guarantor agrees for as long as any amounts may be due and payable by Borrower to Lender pursuant to the Note and/or the Agreement (a) to guarantee the full, prompt, complete and faithful performance of all the terms, covenants, conditions and obligations on Borrower's part to be performed under the Receivables Loan Documents and (b) to subordinate all of Guarantor's liens, security interests, claims and rights of any kind that they may now have or hereafter acquire against Borrower and/or Borrower's assets and property, of any and all kinds, now or hereafter existing ("Borrower's Property") resulting from Borrower's present and future indebtedness to Guarantor; other than indebtedness

                                       1

     created by the Mirror Notes (as defined in the Indenture [hereinafter defined]; and Guarantor is willing to so agree; and

     NOW, THEREFORE, in order to induce Lender to enter into the Agreement with Borrower and to fund the Loan, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Guarantor hereby unconditionally covenants and agrees with Lender as follows:

                              ARTICLE I - GUARANTEE

     1.1 Guarantor absolutely and unconditionally, jointly and severally with any other Obligors (as defined in paragraph 3.1), guarantees the full, prompt, complete and faithful performance, payment, observance and fulfillment by Borrower of all the obligations, covenants and conditions on the part of Borrower to be performed or observed pursuant to the Receivables Loan Documents ("Obligations"), including, but not limited to, the payment of any and all sums that may become due to Lender from Borrower thereunder, whether Borrower is liable individually or jointly with others. Guarantor further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by Lender in endeavoring to collect the Obligations, or any part thereof, or securing the performance thereof, or in enforcing this Guarantee, whether or not litigation is instituted.

     1.2 Guarantor covenants and agrees absolutely and unconditionally that, in case of an Event of Default, within five (5) Business Days of the receipt of written notice from or on behalf of Lender to the effect that there exists such an Event of Default and of the Obligations which Borrower has failed to pay or perform, Guarantor will pay in its entirety the entire unpaid principal balance with accrued and unpaid interest due under the Note and any other sums properly due and owing to Lender under the Receivables Loan Documents (collectively, the "Unpaid Amount") in lawful money of the United States to Lender at its offices at 7272 East Indian School Road, Suite 410, Scottsdale, Arizona 85251, or will provide Lender with evidence of the performance of the Obligation which Borrower has failed to perform. If Guarantor should fail to pay any sums properly due Lender hereunder within said five (5) Business Days following receipt of Lender's request for payment of any such sums, then said sums shall bear interest at the Default Rate. Further, if Guarantor shall fail to pay such amount or perform such Obligation, Lender may institute and pursue any action or proceeding to judgment or final decree and may enforce any such judgment or final decree against Guarantor and collect in the manner provided by law out of its property, wherever situated, the monies adjudged or decreed to be payable. If Guarantor shall pay such amount or perform such Obligation within the time frame provided in this paragraph 1.2, Lender shall accept such payment or performance as a cure by Borrower made during the cure periods provided to Borrower in the Receivables Loan Documents.

     1.3 This Guarantee shall not be limited to any particular period of time, but, rather, shall continue absolutely, unconditionally and irrevocably until all terms, covenants

                                       2

     and conditions of the Receivables Loan Documents have been fully and completely performed by Borrower or otherwise discharged and/or released by Lender, and Guarantor shall not be released from any duty, obligation or liability hereunder so long as there is any claim of Lender against Borrower arising out of the Receivables Loan Documents which has not been performed, settled or discharged in full, or during any period for which this Guarantee is continued in effect or reinstated pursuant to paragraph 3.7.

                           ARTICLE II - SUBORDINATION

     2.1 Guarantor, to the extent permitted by Section 4.08 of the Indenture, subordinates all present and future indebtedness other than the Mirror Notes (the "Related Indebtedness") owed by Borrower to Guarantor and all liens, security interests, claims and rights of any kind (the "Related Liens") that Guarantor may now have or hereafter acquire against Borrower and/or Borrower's Property resulting from the Related Indebtedness (the Related Indebtedness and Related Liens are collectively the "Subordinated Indebtedness") shall, to the extent permitted by Section 4.08 of the Indenture, be subordinate, inferior and subject to the claims and rights of Lender against Borrower and/or Borrower's Property under the terms of any of the Receivables Loan Documents whether direct or contingent or whether now or hereafter created. Unless an Event of Default or Incipient Default has occurred and is continuing or will exist after giving effect to such payment, Guarantor may receive, accept and retain for its own account all payments made on the Subordinated Indebtedness.

     2.2 Guarantor will not take any action which will either (a) force the sale or cause the foreclosure of Borrower's Property in order to satisfy the Subordinated Indebtedness or (b) affect in any manner any or all of Lender's liens, security interests, claims or rights of any kind that Lender may now have or hereafter acquire against Borrower and/or Borrower's Property. Guarantor will refrain from taking any action which is in any way inconsistent with or in derogation of this subordination or of the rights of Lender hereunder and covenants to perform such further acts as necessary or appropriate to give effect to this subordination. Without limiting the generality of the foregoing, Guarantor will not assign any portion of the Subordinated Indebtedness, except expressly subject to the terms of this Guarantee; and Guarantor shall cause all evidence of the Subordinated Indebtedness to set forth the provisions hereof or to bear a legend that it is subject hereto.

                   ARTICLE III - REMEDIES AND RIGHTS OF LENDER

     3.1 Lender shall give Guarantor notice in writing of any Event of Default but neither failure to give, nor defect in, any notice shall extinguish or in any way affect the obligations of Guarantor hereunder or give rise to any claim by Guarantor for breach, other than to the extent the periods governing Guarantor's performance, as set forth in paragraph 1.2, are affected by the timing of the notice. Except as provided for in paragraph 1.2, neither demand on, nor the pursuit of any remedies against Borrower, or any guarantor, surety or insurer of the Obligations or part thereof ("Obligor") shall be required as a

                                       3

condition precedent to, and neither the pendency nor the prior termination of any action, suit or proceeding against the Borrower or any Obligor (whether for the same or a different remedy) shall bar or prejudice the making of a demand on Guarantor by Lender and the commencement against Guarantor after such demand of any action, suit or proceeding, at law or in equity, for the specific performance of any covenant, or agreement contained in the Receivables Loan Documents or for the enforcement of any other appropriate legal or equitable remedy.

     3.2 Guarantor's liability hereunder is primary, direct and immediate. Guarantor agrees that neither: (a) the exercise or the failure to exercise by Lender of any rights or remedies conferred on it under the Receivables Loan Documents; (b) the recovery of a judgment against Borrower or any Obligor; (c) the commencement of an action at law or the recovery of a judgment at law against Borrower or any Obligor and the enforcement thereof through levy, execution or otherwise; (d) the taking or institution of any other action or proceeding against Borrower or any Obligor; nor (e) any delay in taking, pursuing or exercising any of the foregoing actions, rights, powers or remedies (even though requested by Guarantor) by Lender or anyone acting for Lender shall extinguish or affect the obligations of Guarantor hereunder except as provided and solely to the extent set forth in paragraph 3.1, but Guarantor shall be and remain liable for and until all Obligations shall have been fully paid and/or performed notwithstanding (i) the previous discharge (total or partial) from further liability of Borrower or any Obligor or (ii) the existence of any bar (total, partial or temporary) to the pursuit by Guarantor of any right or claim to indemnity against Borrower or any Obligor or (iii) any right or claim to be subrogated to the rights or claims of Lender in and to the Collateral or the Receivables Loan Documents, or except as provided and solely to the extent set forth in paragraph 3.1 resulting from any action or failure or omission to act or delay in acting by Lender or anyone entitled to act in its place.

     3.3 If Guarantor shall be dissolved or lose its corporate charter by forfeiture or otherwise or shall become insolvent or admit in writing its inability to pay its debts as they mature, or apply for, consent to or acquiesce in an appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for itself or any of its property; or, in the absence of such application, consent or acquiescence, a trustee, receiver, liquidator, assignee, sequestrator or other similar official is appointed for Guarantor or for a substantial part of its property and is not discharged within sixty (60) days thereafter; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy, admiralty or insolvency law or at common law or in equity, or any dissolution or liquidation proceeding is instituted by Guarantor, or is instituted against Guarantor and remains for sixty (60) days thereafter undismissed, then, whether any such event occurs at a time when any of the Obligations are then due and payable or not, the Unpaid Amount shall thereupon become due and payable in full, Guarantor will pay to Lender forthwith in its entirety the Unpaid Amount and any other sums properly due and owing to Lender under the Receivables Loan Documents as if such Unpaid Amount and other sums were then due and payable and in any such event Lender, irrespective of whether any demand shall have been made on Guarantor, Borrower or any Obligor,

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by intervention in or initiation of judicial  proceedings relative to Guarantor, its creditors or its property, may file and prove a claim or claims for such sum or any portion thereof and for any other sums due under the Receivables Loan Documents and file such other papers or documents as may be necessary or advisable in order to have such claim allowed in such judicial proceedings and to collect and receive any monies or other property payable or deliverable on any such claim, and to distribute the same; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to Lender.

     3.4 The benefits, remedies and rights provided or intended to be provided hereby for Lender are in addition to and without prejudice to any rights, benefits, remedies or security to which Lender might otherwise be entitled. No delay or omission on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guarantee be binding on Lender except as expressly set forth in writing, duly signed and delivered on behalf of Lender. Except as provided and solely to the extent set forth in paragraph 3.1, no action of Lender or failure or omission to act permitted hereunder shall in any way affect or impair the rights of Lender and the obligations of Guarantor under this Guarantee.

     3.5 Anything else contained herein to the contrary notwithstanding, Lender, from time to time, whether before or after an Event of Default, without notice to Guarantor, may take all or any of the following actions without in any manner affecting or impairing the liability of Guarantor hereunder, and without waiving any rights which Lender may have, unless expressly waived in writing by Lender:
(a) obtain a security interest in any property to secure any of the Obligations or any obligation hereunder; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of the Obligations; (c) extend the time for payment of the Loan or any installment thereof or the time for performance of any Obligation, in either case for any period (whether or not longer than the original term therefor); (d) release or compromise any liability of Guarantor hereunder or any liability of any nature of any other party or parties with respect to the Obligations; (e) resort to Guarantor for payment of any Obligations, whether or not Lender shall proceed against any other party primarily or secondarily liable on any of the Obligations or against any Collateral; (f) substitute, exchange or release all or any part of the Collateral; (g) agree to any amendment, modification or alteration of any of the Receivables Loan Documents and exercise its rights to consent to any action or nonaction of Borrower which may violate the covenants and agreements contained in any of the Receivables Loan Documents, with or without consideration, on such terms and conditions as may be acceptable to it; or (h) exercise any of its rights confirmed by the Receivables Loan Documents or by law.

     3.6 Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any

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     property  which  secures the  Obligations  of Borrower or of any Obligor to
Lender, or to protect the property covered by such security interest. Guarantor waives any rights or defenses which may arise as a result of errors or omissions in connection with the administration of the Loan by Lender, except for gross negligence or bad faith.

     3.7 Guarantor agrees that if at any time all or any part of any payment theretofore applied by Lender to any of the Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower) such Obligations, for the purpose of this Guarantee, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence, notwithstanding such application by Lender, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by Lender had not been made.

     3.8 Notwithstanding any payment or performance by Guarantor pursuant to this Guarantee, Guarantor hereby waives and releases any right of reimbursement and any right to be subrogated to any rights of Lender against Borrower.
Guarantor acknowledges that the foregoing waiver and release has been specifically bargained for by Lender and has been relied upon by Lender in ascribing value to this Guarantee, which reliance was a condition precedent to Lender's willingness to extend the Loan to Borrower. Guarantor expressly waives any defenses to the enforcement of this Guarantee, to any rights of Lender created or granted hereby or to the recovery by Lender against Borrower, Guarantor or any other Obligor of any deficiency after judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Guarantor or otherwise prevent Guarantor from obtaining reimbursement or contribution from Borrower or any other Obligor.

     3.9 Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Borrower or its affiliates or subsidiaries or their properties, whether now known or hereafter known by Lender during the life of this Guarantee. The execution and delivery of this Guarantee is based solely on the independent investigation of Guarantor and in no part upon any representation or statement of Lender with respect thereto. Guarantor warrants that he/she/it is fully aware of the financial condition of Borrower, has adequate means to obtain such information from Borrower on a continuing basis, and is not relying on Lender to provide such information either now or in the future, but assumes full responsibility to obtain such information. This Guarantee shall in no way be limited or impaired by any change in the business structure of Borrower.

     3.10 It is not necessary for Lender to inquire into the powers of Borrower or its officers, directors, partners or agents purporting to act on its behalf, and the Obligations are hereby guaranteed notwithstanding the lack of power or authority on the part of Borrower or anyone acting on its behalf to incur the Obligations.

                                       6

                ARTICLE IV - GUARANTOR'S WARRANTIES AND COVENANTS

     4.1 Guarantor represents and warrants to Lender that:

     (a) Guarantor is a corporation duly organized and now existing in good standing under the laws of its state of incorporation as shown on the signature page hereof and is duly qualified and in good standing and authorized to do business in all jurisdictions wherein the location and nature of the properties used or business, as the same is presently or proposed to be conducted, makes such qualification necessary;

     (b) Guarantor wholly owns all of the issued and outstanding shares of stock in Raintree Resorts Canada, LLC, Raintree Resorts International Canada Ltd. and Canarias Future, SL; Raintree Resorts Canada, LLC owns Raintree Resorts Holdings ULC: Raintree Resorts International Canada Ltd. owns Whiski Jack Resorts Ltd. and Northface Realty Co. Ltd; Whiski Jack Resorts Ltd. owns Whistler Rental Accommodation Center Ltd.; Canarias Future, SL owns CR Resorts Parent Nominee Holding, LLC; Canarias Future, SL and CR Resorts Parent Nominee Holding, LLC own CR Resorts Capital, S. de R.L. de C.V. and CR Resorts Holding, S. de R.L. de C.V.; CR Resorts Capital, S. de R.L. de C.V. and CR Resorts Parent Nominee Holding, LLC own CR Resorts Remainder Company, S. de R.L. de C.V.; CR Resorts Holding, S. de R.L. de C.V. owns Timeshare Nominee Holding, LLC; CR Resorts Holding, S. de R.L. de C.V. and Timeshare Nominee Holding, LLC own Top Acquisition Sub, S. de R.L. de C.V.; Top Acquisition Sub, S. de R.L. de C.V. and Timeshare Nominee Holding, LLC own Desarollos Turisticos Regina, S. de R.L. de C.V., CR Resorts Cancun, S. de R.L. de C.V., CR Resorts Cabos, S. de R.L. de C.V.; and CR Resorts Puerto Vallarta, S. de R.L. de C.V.; CR Resorts Cancun S. de R.L. de C.V. owns CR Resorts Cancun Timeshare Trust S. de R.L. de C.V.; CR Resort Los Cabos, S. de R.L. de C.V. owns CR Resorts Cabos Timeshare Trust, S. de R.L. de C.V.; CR Resorts Puerto Vallarta, S. de R.L. de C.V. owns CR Resorts Puerto Vallarta Timeshare Trust, S. de R.L. de C.V.; Desarollos Turisticos Regina, S. de R.L. de C.V. owns Corporacion Mexitur, S. de R.L. de C.V., Desarollos Turisticos Integrales Cozumel, S. de R.L. de C.V., 67.85% of Club Regina, S.A. de C.V., Servicios Turisticos Integrales Cobamex, S. de R.L. de C.V. and 50% of Corporacion Habitacional Mexicana, S. de R.L. de C.V.

     (c) Guarantor has the corporate power and authority to execute and deliver this Guarantee and carry on its businesses as currently conducted and the execution, delivery and performance by Guarantor of this Guarantee have been duly authorized by all necessary corporate action; no consent of stockholders is required therefor; and the execution and delivery of, the consummation of the transactions contemplated in, and compliance by Guarantor with any of the terms and provisions of, this Guarantee, to the Knowledge of Guarantor, do not and will not conflict with or contravene any

                                       7

     law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Guarantor or its Affiliates or any of their activities or properties or conflict with, or result in any default under the Charter or Articles or Certificate of Incorporation, as amended, or the By-Laws of Guarantor and its Affiliates, or any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, charter, bank loan or credit agreement (including, but not limiting the generality of the foregoing, that certain Indenture, dated December 5, 1997 by and among Guarantor (under its former name "Club Regina Resorts, Inc.", a Nevada corporation), CR Resorts Capital S de R.L. de C.V., a Mexican variable capital stock limited liability company, and IBJ Schroder Bank Trust Company, as trustee [the "Indenture"]), or any other material agreement or instrument of any kind to which Guarantor or any of its Affiliates is a party or by which Guarantor, its Affiliates or their properties may be bound or affected, except for those as to which consents have been obtained by Guarantor and are in full force and effect;

     (d) Neither the execution and delivery by Guarantor of this Guarantee nor any of the transactions by Guarantor contemplated hereby requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any United States federal or state, or any foreign (including without limitation, Mexican), governmental authority, except such consents as have been obtained by Guarantor and are in full force and effect;

     (e) This Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms;

     (f) To the Knowledge of Guarantor there is no action, litigation or other proceeding pending or threatened against Guarantor before any court, arbitrator or administrative agency which may have a materially adverse effect on the assets, business, or financial condition of Guarantor or which would prevent, hinder or jeopardize the performance by Guarantor under this Guarantee;

     (g) Guarantor shall maintain its corporate existence and right to carry on operations and acquire, maintain and renew all rights, contracts, powers, privileges, leases, lands, sanctions and franchises necessary or useful in the conduct of its business operations;

     (h) Guarantor is fully familiar with all of the covenants, terms and conditions of the Receivables Loan Documents;

     (i) Guarantor shall not make nor is permitted to make any Distributions (defined below), except that in the event there exists no Event of Default

                                       8

     or Incipient Default, both before and after taking into account the making of such Distribution, Guarantor shall be permitted to make preferred stock dividends on Guarantor's preferred stock reflected in Guarantor's balance sheet delivered to Lender prior to the date hereof and pay reasonable bonuses, salary, other compensation and fees at normal and customary rates for services actually rendered, without the prior written consent of Lender; the term "Distributions" refers to any distribution, advance, payment or loan to any shareholder, officer, director, member, partner or Affiliate of Guarantor including, but not limited to cash dividends, bonuses, salary or other compensation and management fees;

     (j) Guarantor shall maintain a Adjusted Net Worth of not less than the amount set forth below, which shall be subject to a quarterly test by the Lender; to this end, the Guarantor agrees to provide Lender within time period and in the form set forth in the Agreement, the financial statements and other financial information and reports concerning Guarantor; for purposes of this Agreement the term (i) Adjusted Net Worth shall mean, with respect to any date of determination, Guarantor's consolidated net worth as determined in accordance with GAAP, minus noncash currency exchange gains to the extent that such gains increased net worth and plus noncash currency exchange losses to the extent that such losses reduced net worth, and (ii) "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied, throughout the period involved and with the prior periods, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

                                       9


                                      Test Date:                      Net Worth Covenant at all Times Following the
                                                                       Closing of Guarantor's Acquisition of River
                                                                                           Club

                                                                                     (In US Dollars)
                                         3/31/99                                         9,500,000
                                         6/30/99                                         4,500,000
                                         9/30/99                                         7,300,000
                                        12/31/99                                         2,000,000
                                         3/31/00                                         9,300,000
                                         6/30/00                                         7,300,000
                                         9/30/00                                        12,300,000
                                        12/31/00                                         9,900,000
                                 3/31/01 and each quarter                               13,000,000
                                               thereafter


                                      Test Date:                      Net Worth Covenant at all Times Prior to the
                                                                       Closing of Guarantor's Acquisition of River
                                                                                           Club
                                                                                     (In US Dollars)
                                         3/31/99                                       1,200,000
                                         6/30/99                                       (1,500,000)
                                         9/30/99                                       (3,800,000)
                                        12/31/99                                       (7,114,000)
                                         3/31/00                                       (2,000,000)
                                         6/30/00                                       (1,000,000)
                                         9/30/00                                       1,400,000
                                        12/31/00                                       2,000,000
                                 3/31/01 and each quarter                              7,000,000
                                               thereafter

     For purposes hereof, the River Club shall mean that certain resort known as River Club located in Telluride, Colorado. It is understood that Guarantor has no obligation to acquire River Club.


     (k) On the final day of each fiscal quarter of Guarantor, commencing with the fiscal quarter ending March 31, 1999 and on the final day of each fiscal year of Guarantor, commencing with the fiscal year ending December 31, 1999 the sum of (i) the total of Guarantor's consolidated costs and expenses for commissions and selling relating to the retail sales of time-share interests, use rights, memberships and fraction ownership interests and (ii) the total of Guarantor's consolidated general and administrative expenses, (the costs and expenses

                                       10

     described in clauses (i) and (ii) hereinafter the "SGA Expenses") shall not exceed the amount set forth below of the gross proceeds of Guarantor's consolidated processed sales of retail time-share interests, use rights, memberships and fractional ownership interests for the same period (each net of cancellations of such sales) ("Net Sales"). The foregoing covenant shall be tested quarterly based upon Guarantor's total aggregate SGA Expenses and Net Sales for the immediately preceding three (3) month period and annually based upon Guarantor's total aggregate SGA Expenses and Net Sales for the immediately preceding twelve (12) month period.

     Test Date: Covenant at all Times Prior to the Closing of Guarantor's Acquisition of River Club 3/31/99 through 12/31/99 68% 3/31/00 and thereafter 55%

     Test Date: Covenant at all Times Following the Closing of Guarantor's Acquisition of River Club 3/31/99 and at all times thereafter 55%

     (l) Guarantor is not a party to any contract, agreement, indenture or instrument or subject to any charter or other corporate restriction which individually or in the aggregate might materially adversely affect its financial condition, business, or operations or which would in any way jeopardize the ability of Guarantor to perform under this Guarantee;

     (m) Guarantor was not induced to give this Guarantee by the fact that there are or may be other Obligors; and

     (n) Guarantor will promptly notify Lender if any action, litigation or other proceeding becomes pending or, to Guarantor's Knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower, which might materially adversely affect the business or financial condition of Guarantor, or the ability of Guarantor to perform its obligations under this Guarantee.

     4.2 The provisions of Sections 4.09, 4.11, 4.12, 4.17 and 4.19 of the Indenture (the foregoing Sections are collectively called the "Financial Covenants") are by this reference incorporated herein as if fully set forth in this Agreement. The Guarantor represents, warrants and covenants to the Lender that Guarantor shall not, and shall not permit any of its Affiliates to, directly or indirectly, take, or fail to take, any action that would result in a violation of its Financial Covenants.

                                       11

     4.3 The Guarantor on behalf of itself and its Affiliates represents and warrants to the Lender that the Loan is a Permitted Debt (as defined in the Indenture) and that as of the date hereof there exists no Default or Event of Default (as the foregoing two (2) terms are defined in the Indenture) under the Indenture. Guarantor covenants with Lender that (i) as and when required by the Indenture, the Guarantor shall cause the Issuers (as defined in the Indenture) to supply the Lender with true and complete copies of all reports, certifications, notices or demands given by the Issuers under the Indenture (including, but not limiting the generality of the foregoing, materials required by Sections 4.03, 4.04, 4.21, 7.06, and Article 8 of the Indenture), and (ii) it will not amend or modify the Indenture without the prior written consent of the Lender and any such amendment or modification to the Indenture made without the prior written consent of Lender shall not be binding upon Lender or affect the Financial Covenants. The Financial Covenants shall not be deemed amended by any amendments or modifications to the Indenture made without the prior written consent of Lender. Further, the Guarantor agrees to cause the Issuer to promptly (but in any event within three (3) days after the Issuer's receipt of the same) supply the Lender with a true and complete copy of any notice sent to the Issuers under Section 6.01 of the Indenture, or any other notice alleging a default by the Issuers under the Indenture.

                      ARTICLE V - MISCELLANEOUS PROVISIONS

     5.1 All the covenants, stipulations, promises and agreements contained in this Guarantee by or on behalf of Guarantor are for the benefit of Lender and its successors or assigns and shall bind Guarantor and its successors and assigns. Lender, without notice of any kind, may sell, assign or transfer the Receivables Loan Documents and/or its interest in all or in part of the Collateral, and in such event each and every immediate and successive assignee or transferee thereof shall have the right to enforce this Guarantee, by suit or otherwise, for the benefit of such assignee or transferee as fully as if such assignee or transferee were herein by name specifically given such rights, powers and benefits. Guarantor hereby agrees for the benefit of any such assignee or transferee that their respective obligations hereunder shall not be subject to any reduction, abatement, defense, set-off, counterclaim or recoupment for any reason whatsoever.

     5.2 Any notice or demand which by any provision of this Guarantee is required or permitted to be given by Lender to Guarantor or by Guarantor to Lender shall be deemed to have been sufficiently given for all purposes upon personal delivery or three (3) days after mailing by first-class mail, postage prepaid, to Guarantor or Lender at their respective addresses set forth after their respective signatures below or at such other address as set forth in a written notice given pursuant hereto.

     5.3 Terms used and not otherwise defined herein shall have the same meanings given thereto in the Agreement. The term "Knowledge of Guarantor" used herein, shall mean the actual, current Knowledge of the Chief Executive Officers of Guarantor.

                                       12

     5.4 Guarantor hereby expressly waives: (a) notice of the acceptance by Lender of this Guarantee; (b) except as provided in paragraph 1.2 notice of the existence, creation or nonpayment of all or any of the Obligations; (c) except as provided in paragraph 1.2 presentment, demand, notice or dishonor, protest, and all other notices whatsoever; (d) all diligence in collection or protection of or realization on the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing; and (e) any and all suretyship defenses and defenses in the nature thereof, including, without limitation, the benefits of the provisions of Section 12-1641 et seq. of the Arizona Revised Statutes and Rule 17(f) of the Arizona Rules of Civil Procedure and all other laws of similar import.

     5.5 THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SECTION 5.5, THIS GUARANTEE SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

     5.6 GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY GUARANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTEE SHALL BE LITIGATED IN THE MARICOPA COUNTY, ARIZONA SUPERIOR COURT, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA. GUARANTOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, TO THE EXTENT SUCH COURTS WOULD NOT HAVE HAD JURISDICTION ABSENT SUCH CONSENT, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 5.2. GUARANTOR WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD GUARANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, GUARANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST GUARANTOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR GUARANTOR SET FORTH IN THIS SECTION
5.6 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE

                                       13

     JURISDICTION, AND GUARANTOR HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

     5.7 LENDER AND GUARANTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTEE OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Initials: GUARANTOR /s/ DYB  LENDER /s/ RRH

     5.8 Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         [SIGNATURE PAGE/CORPORATE GUARANTEE AND SUBORDINATION AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have executed this Guarantee as of the date first hereinabove written, and acknowledge receipt of a copy hereof.

"Guarantor"                             "Lender"

RAINTREE RESORTS INTERNATIONAL, INC.    FINOVA CAPITAL CORPORATION,
a Nevada corporation                    a Delaware corporation



By:     /s/ DOUGLAS Y. BECH             By:    /s/ RANDALL HELLER
     Name:  Douglas Y. Bech                  Name: Randall Heller
     Title: Chairman                         Title:Sr. Vice President

          X   Check here to confirm  that  Section 5.7 has been  initialed.
          X   Check here to confirm that Section 5.7 has been initialed.

Federal Tax Identification No:

76-0549149

Address:                                Address:

10000 Memorial Drive                    7272 East Indian School Road, Suite 410
Houston, Texas 77024                    Scottsdale, Arizona  85251
Attention: /s/ DOUGLAS Y. BECH          Attention: Vice President -
                                        International Resort Finance


With a copy to:                         With a copy to:

Akin,Gump,Strauss,Hauser&Feld L.L.P.    7272 East Indian School Road, Suite 410
1900 Pennzoil Place - South Tower       Scottsdale,  Arizona  85251
711 Louisiana Street                    Attention:   Vice President - Group
Houston,  Texas  77002                               Counsel
Attention:  Julien R. Smythe, Esq.

                                       15